FIRST AMENDMENT
     FIRST AMENDMENT, dated as of March 14, 2007 (this “Amendment”) to the CREDIT AGREEMENT, dated as of October 5, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cinemark Holdings, Inc., Cinemark, Inc., CNMK Holding, Inc., Cinemark USA, Inc. (together with any of its permitted successors and assigns, the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Brothers Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”), Morgan Stanley Senior Funding, Inc., as syndication agent (in such capacity, the “Syndication Agent”), BNP Paribas and General Electric Capital Corporation, as co-documentation agents (in such capacities, the “Co-Documentation Agents”), and Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;
     WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth below;
     WHEREAS, the Lenders and Agents are willing to agree to such amendments but only on the terms and conditions contained in this Amendment;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     SECTION 1. Defined Terms. (a) Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     (b) As used in this Amendment, the terms listed in this Section 1(b) shall have the respective meanings set forth in this Section 1(b).
     “Consolidated Net Leverage Ratio”: as of the last day of any period of four consecutive fiscal quarters of the Parent, the ratio of (a) the aggregate principal amount of all Funded Debt (excluding Capital Lease Obligations outstanding on the relevant date of determination in an aggregate amount not to exceed $200,000,000) of the Parent, Holdings, Intermediate Holdings, the Borrower and its Restricted Subsidiaries on such day less the aggregate amount of cash and Cash Equivalents owned by such entities on such day (in each case, free and clear of all Liens (other than Liens permitted under Sections 7.3(a), (h), (j) or (n))), determined on a consolidated basis in accordance with GAAP, to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period.
     “Requisite Conditions”: the collective reference to the following conditions: (i) the initial public offering of the common stock of the Parent shall have been consummated, (ii) the Consolidated Net Senior Secured Leverage Ratio shall be less than 4.50 to 1.00, (iii) the pro forma Consolidated Net Leverage Ratio after giving effect to the consummation of the initial public offering of the common stock of the Parent and the use of proceeds thereof shall be less than 4.75 to 1.00 and (iv) the conditions set forth in Section 5.2 of the Credit Agreement shall have been satisfied.
     SECTION 2. Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended as follows:

     (a) The defined term “Applicable Margin” is hereby amended by deleting the references to “1.00%” and “2.00%” with respect to the Term Loan Facility and inserting in lieu thereof “0.75%” and “1.75%”, respectively.
     (b) The defined term “Revolving Credit Termination Date” is hereby amended by adding “or has not been repurchased or redeemed as permitted hereunder” before the period at the end of such defined term.
     (c) The following defined terms are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:
     “First Amendment”: the First Amendment to this Agreement, dated as of the First Amendment Effective Date.
     “First Amendment Effective Date”: March 14, 2007.
     (d) Immediately upon the satisfaction of the Requisite Conditions, the following term shall be added to Section 1.1 of the Credit Agreement in proper alphabetical order:
     “Consolidated Total Leverage Ratio”: as of the last day of any period of four consecutive fiscal quarters of the Parent, the ratio of (a) the aggregate principal amount of all Funded Debt of the Parent, Holdings, Intermediate Holdings, the Borrower and its Restricted Subsidiaries on such day, determined in accordance with GAAP, to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period.
     (e) The defined term “Applicable Amount” is hereby amended by deleting such term in its entirety and inserting the following in lieu thereof:
     “ “Applicable Amount”: as of any date of determination (the “Determination Date”), the amount (but in no event less than zero) equal to (a) the sum of (i) the aggregate amount of cash and the fair market value of non-cash items received by the Parent or the Borrower as common equity after the Closing Date and on or prior to such Determination Date, (ii) the amount of the net reduction after the Closing Date and on or prior to such Determination Date, in Investments held by the Parent, Holdings, Intermediate Holdings, the Borrower and its Class I Restricted Subsidiaries in Class II Restricted Subsidiaries, Unrestricted Subsidiaries and other entities that are not Class I Restricted Subsidiaries made after the Closing Date resulting from proceeds realized on the sale or other Disposition of such Investments, proceeds representing the return of capital, including redemptions, dividends and distributions, the amount of all guarantees released, all payments of principal of, or interest on, Indebtedness and other obligations that constitute such Investments, and the fair market value (not in excess of the amount previously subtracted under clause (b)(ii) below) of any Unrestricted Subsidiary redesignated as a Class I Restricted Subsidiary, (iii) (A) at any time prior to the time when the Requisite Conditions (as defined in the First Amendment) have been satisfied, Consolidated EBITDA minus 2.00 times Consolidated Interest Expense and (B) immediately upon the satisfaction of the Requisite Conditions and at all times thereafter, Consolidated EBITDA minus 1.75 times Consolidated Interest Expense, in each case in this clause (iii) for the fiscal quarter in which the Closing Date occurs and for each full fiscal quarter completed since the Closing Date and prior to the Determination Date for which financial statements have been delivered pursuant to Section 6.1(a)or 6.1(b), as applicable, (iv) to the extent deducted in computing the Consolidated EBITDA specified in clause (iii) above and not included in clause (ii) above, any net gains on sales of assets outside the ordinary course of business (including, without limitation, any such gains that are extraordinary gains), (v) $150,000,000 and (vi) (A) in the case of expenditures made pursuant to Sections 7.7(c) and 7.8(h) and the designation on or after the Closing Date of any Class I Restricted Subsidiaries of the Parent as Unrestricted Subsidiaries, $275,000,000 in the aggregate, and (B) in the case of expenditures made pursuant to Section 7.9(a)(i), $200,000,000 in the aggregate, minus (b) the sum of (i) the portion of such sum expended on and after the Closing Date and on or prior to such Determination Date pursuant to Sections 7.6(j), 7.7(c) and 7.8(h), (ii) the portion of such sum expended on and after the First Amendment Effective Date and on or prior to such Determination Date pursuant to Section 7.9(a)(i) (after giving effect to the amendment to such provision that became effective as of the First Amendment Effective Date), and (iii) the fair market value (as of the date of such designation) of any Class I Restricted Subsidiaries of the Parent designated as Unrestricted Subsidiaries on or after the Closing Date. Expenditures made pursuant to Sections 7.7(c), 7.8(h) and 7.9(a)(i) and in connection with the designation of a Class I Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to utilize the amounts in clause (vi)(A) above or (vi)(B) above, as applicable, prior to utilization of the amounts in clauses (i) through (v) above. Expenditures made pursuant to Section 7.9(a)(i) as in effect prior to the First Amendment Effective Date shall be deemed to have not decreased, expended or utilized the Applicable Amount or any component thereof.”.
     (f) Section 1.1 of the Credit Agreement is hereby amended by deleting the defined terms “ECF Percentage,” “Excess Cash Flow” and “Excess Cash Flow Application Date”.
     SECTION 3. Amendments to Section 2.3 (Repayment of Term Loans). Section 2.3(b) of the Credit Agreement is hereby amended by adding “or has not been repurchased or redeemed as permitted hereunder” before the period at the end of such Section.
     SECTION 4. Amendments to Section 2.9 (Optional Prepayments). Section 2.9 is hereby amended by adding the following new sentence at the end thereof:
     “Notwithstanding anything to the contrary in this Section 2.9, any optional prepayment of the Term Loans made after the First Amendment Effective Date and on or prior to the first anniversary of the First Amendment Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new term loans which (a) are incurred for the primary purpose of refinancing the Term Loans and decreasing the Applicable Margin with respect thereto and (b) otherwise have terms and conditions (and are in an aggregate principal amount) substantially the same as those of the Term Loans, shall be subject to a prepayment premium of 1% of the aggregate amount of such prepayment.”
     SECTION 5. Amendments to Section 2.10 (Mandatory Prepayments).
     (a) Section 2.10(c) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof “Reserved.”
     (b) Section 2.10(d) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof “Reserved.”
SECTION 6. Amendment to Section 6 (Affirmative Covenants).
     (a) Amendment to Section 6.9 (Additional Collateral, etc.). Section 6.9(b) of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

     “Notwithstanding the foregoing, the Parent, Holdings, Intermediate Holdings, the Borrower and the Subsidiary Guarantors may elect not to comply with this Section 6.9(b) with respect to leasehold interests in real property acquired after the Closing Date that are subject to leases which do not permit the granting of a mortgage in favor of the Administrative Agent, to the extent that such leasehold interests have an aggregate value, measured at the time of any such election, not in excess of $75 million (valued in accordance with Schedule 6.9).”
     (b) Amendment to Section 6.13 (Maintenance of Fee Owned Properties). Section 6.13 is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:
     “6.13 Maintenance of Fee-Owned Properties. At all times cause the aggregate value of all fee-owned real property of the Borrower and the Class I Restricted Subsidiaries subject to a Mortgage to be at least $300,000,000 minus the aggregate amount of the Net Cash Proceeds of Sale and Leaseback Transactions, Asset Sales and Recovery Events with respect to fee-owned real properties after the Closing Date, such value to be determined in accordance with Schedule 6.9 and demonstrated to the reasonable satisfaction of the Administrative Agent.”
     SECTION 7. Amendments to Section 7 (Negative Covenants).
     (a) Amendment to Section 7.1 (Financial Condition Covenant). Immediately upon the satisfaction of the Requisite Conditions, Section 7.1 of the Credit Agreement shall be amended by deleting such Section in its entirety and inserting the following in lieu thereof:
     “Consolidated Net Senior Secured Leverage Ratio. Unless the Majority Revolving Credit Facility Lenders shall otherwise consent in writing, at any time that any Revolving Loans are outstanding, permit the Consolidated Net Senior Secured Leverage Ratio for any period of four consecutive fiscal quarters ending with any fiscal quarter to exceed 4.25 to 1.0.”
     (b) Amendment to Section 7.2 (Limitation on Indebtedness). Immediately upon the satisfaction of the Requisite Conditions, Section 7.2(g)(ii) of the Credit Agreement shall be amended by deleting clause (w) therein in its entirety and inserting the following in lieu thereof:
     “(w) immediately prior to and after giving effect to the incurrence of such Indebtedness, the Consolidated Senior Secured Leverage Ratio shall not be greater than 4.50 to 1.00.”
     (c) Amendment to Section 7.9 (Limitation on Optional Payments and Modifications of Debt Instruments). Section 7.9 of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:
     “7.9 Limitation on Optional Payments and Modifications of Senior Discount Notes; Amendments to Certificate of Incorporation. (a) Except as permitted by Section 7.2(g) or (o), make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Discount Notes (except that (i) Holdings or the Borrower may repurchase or redeem the Senior Discount Notes, provided that, the aggregate accreted amount of the Senior Discount Notes repurchased or redeemed after the Closing Date pursuant to this clause (i) shall not exceed the Applicable Amount at the time of, and immediately prior to the making of, any such repurchase or redemption and (ii) if at any time, (A) the Consolidated Senior Secured Leverage Ratio as of the most recent quarter end for which financial statements have been delivered to the Agents pursuant to Section 6.1 is not greater than 4.50 to 1.00 and (B) the Consolidated Total Leverage Ratio as of the

most recent quarter end for which financial statements have been delivered to the Agents pursuant to Section 6.1 is not greater than 5.50 to 1.00, Holdings or the Borrower may repurchase or redeem the Senior Discount Notes), or segregate funds (except in connection with a repurchase, redemption or defeasance permitted by the preceding parenthetical) for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Parent, Holdings, Intermediate Holdings, the Borrower or any Class I Restricted Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Discount Notes, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Discount Notes (other than any such amendment, modification, waiver or other change which (A) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Parent, Holdings, Intermediate Holdings, the Borrower or any of its Class I Restricted Subsidiaries or (B) does not require the consent of any holder of the Senior Discount Notes to (i) cure any ambiguity, defect or inconsistency or (ii) comply with the requirements of the SEC in order to effect or maintain the qualification of the Senior Discount Note Indenture under the TIA (as defined therein)) or (c) amend its certificate of incorporation in any manner reasonably determined by the Administrative Agent to be material and adverse to the Lenders.
     SECTION 8. Amendments to Annex A (Pricing Grid). The Pricing Grid for Term Loans set forth on Annex A to the Credit Agreement is hereby amended by deleting such Pricing Grid in its entirety and inserting in lieu thereof the following:
PRICING GRID FOR TERM LOANS

	Applicable Margin for Term
	Loans
	Eurodollar	Base Rate
Ratings Category	Loans	Loans

Category I	1.50%	0.50%

Category II	1.75%	0.75%

Changes in the Applicable Margin resulting from a change in the corporate credit rating applicable to the Borrower after the first Adjustment Date shall become effective on the date on which Moody’s or S&P changes the corporate credit rating that is applicable to the Borrower and shall remain in effect until the next change to be effected pursuant to this paragraph. Notwithstanding anything to the contrary herein, if at any time a corporate credit rating applicable to the Borrower is not issued by either Moody’s or S&P, the Applicable Margin during such time with respect to the Term Loans shall be (a) 1.75% in the case of Eurodollar Loans and (b) 0.75% in the case of Base Rate Loans.
For purposes of the Pricing Grid for Term Loans, the following terms shall have the following meanings:
     “Category I”: the corporate credit rating applicable to the Borrower shall be Ba3 or better by Moody’s and B+ or better by S&P.
     “Category II”: the corporate credit rating applicable to the Borrower by Moody’s and S&P shall be anything other than the ratings set forth in Category I.

     SECTION 9. Conditions to Effectiveness of Amendment. The amendments set forth herein shall become effective on the date upon which each of the following conditions precedent have been satisfied or waived:
     (i) The Administrative Agent (or its counsel) shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of the parties hereto and executed consents to this Amendment substantially in the form of Exhibit A hereto from the Majority Revolving Credit Facility Lenders and each of Term Loan Lenders;
     (ii) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and
     (iii) All expenses required to be paid to the Administrative Agent for which invoices supported by customary documentation have been presented to the Borrower shall have been paid.
     SECTION 10. Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
     SECTION 11. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
     SECTION 12. Effect on the Loan Documents. Except as specifically amended or provided for above, (i) the Credit Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents except as specified herein.
     SECTION 13. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 14. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CINEMARK HOLDINGS, INC.
By:	/s/ Michael Cavalier
	Name:	Michael Cavalier
	Title:	Senior Vice President — General Counsel

CINEMARK, INC.
By:	/s/ Michael Cavalier
	Name:	Michael Cavalier
	Title:	Senior Vice President — General Counsel

CNMK HOLDING, INC.
By:	/s/ Michael Cavalier
	Name:	Michael Cavalier
	Title:	Senior Vice President — General Counsel

CINEMARK USA, INC.
By:	/s/ Michael Cavalier
	Name:	Michael Cavalier
	Title:	Senior Vice President — General Counsel

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and Lender
By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Authorized Signatory